EXHIBIT 99.1

                         Tri City Bankshares Corporation
                        Quarterly Brochure Financial Data

INCOME STATEMENT (unaudited)

                                     Nine Months Ended           Three Months Ended
                                         9/30/2006                   9/30/2005

Interest Income                  $30,105,358   $26,469,615   $10,485,263   $ 9,174,220
Interest Expense                   7,757,447     5,367,309     2,707,146     2,025,155
                                 -----------   -----------   -----------   -----------
Net Interest Income               22,347,911    21,102,306     7,778,117     7,149,065
Other Income                       7,738,298     7,224,937     2,789,025     2,245,868
Less: Other Operating Expenses    19,929,428    18,079,237     6,722,767     6,159,694
                                 -----------   -----------   -----------   -----------
Income Before Income Taxes        10,156,781    10,248,006     3,844,375     3,235,239
Provision for Income Taxes         3,434,500     3,311,000     1,325,500     1,014,000
Net Income                       $ 6,722,281   $ 6,937,006   $ 2,518,875   $ 2,221,239
                                 ===========   ===========   ===========   ===========
Net Income Per Common Share      $      0.77   $      0.82   $      0.29   $      0.26


BALANCE SHEET (unaudited) September 30, 2006 and 2005

ASSETS                                        2006            2005        LIABILITIES & EQUITY              2006           2005
Cash and Due                            $  23,834,458   $  28,511,344     Non Interest Bearing        $ 143,892,362  $ 161,786,696
Investment Securities                     131,018,138     140,673,843     Interest Bearing              454,363,247    430,831,956
                                                                                                      -------------  -------------
Federal Funds Sold                                  -               -     Total Deposits                598,255,609    592,618,652
Total Loans                               524,162,039     511,970,638     Short Term Debt                 8,248,461     20,963,092
Reserve for Loan Losses                    (5,659,807)     (5,521,751)    Other Liabilities               1,463,743      1,801,452
                                        --------------  --------------                                -------------  -------------
Net Loans                                 518,502,232     506,448,887     Total Liabilities             607,967,813    615,383,196
Bank Premises & Equipment                  20,629,702      20,795,806     Common Stock                    8,783,818      8,566,273
Cash surrender value of life insurance     11,064,253      10,654,503     Additional Paid-In Capital     24,321,340     20,329,389
Other Assets                                5,974,521       5,805,824     Retained Earnings              69,950,333     68,611,349
                                        --------------  --------------                                -------------  -------------
                                                                          Total Stockholders' Equity    103,055,491     97,507,011
                                                                                                      -------------  -------------
Total Assets                            $ 711,023,304   $ 712,890,207     Total Liabilities & Equity  $ 711,023,304  $ 712,890,207
                                        ==============  ==============                                =============  =============

EXHIBIT 99.1 (con't)

STOCK VALUATION The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is irregular. The Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

July 2006             $ 19.35          July 2005             $ 19.35
April 2006              19.35          April 2005              19.60
January 2006            19.35          January 2005            19.50
October 2005            19.35          October 2004            19.40